Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Second Quarter Results

LIVERMORE, Calif. — August 1, 2012 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2012 that ended on June 30, 2012. Quarterly revenues were $54.8 million, up 57% from $34.8 million in the first quarter of fiscal 2012, and up 18% from $46.6 million in the second quarter of fiscal 2011.

On a GAAP basis, net loss for the second quarter of fiscal 2012 was $4.2 million, or $(0.08) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2012 of $17.5 million or $(0.35) per fully-diluted share, and a net loss for the second quarter of fiscal 2011 of $7.7 million or $(0.15) per fully-diluted share. The results for the second quarter of fiscal 2012 include the release of certain liabilities related to uncertain tax positions in the amount of $1.6 million, or $0.03 per fully diluted share.  The results for the second quarter of fiscal 2011 include an income tax valuation allowance release of $2.5 million or $0.05 per fully diluted share.  The company also recorded a restructuring benefit of $1.1 million, or $0.02 per fully diluted share, in the second quarter of 2011 related primarily to the termination of a lease obligation for its manufacturing facility in Singapore.

On a Non-GAAP basis, net loss for the second quarter of fiscal 2012 was $0.5 million, or $(0.01) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2012 of $14.3 million or $(0.29) per fully-diluted share, and a net loss for the second quarter of fiscal 2011 of $8.9 million or $(0.17) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage for the second quarter of fiscal 2012 was $2.6 million, compared to cash usage of $16.4 million for the first quarter of fiscal 2012 and cash usage of $8.0 million for the second quarter of fiscal 2011. There was no stock buyback during the first and second quarters of fiscal 2012, compared to a stock buyback of $1.0 million for the second quarter of fiscal 2011.

“Q2 was a strong revenue quarter for FormFactor as our manufacturing performance, including lead time improvements, enabled us to meet accelerated demand for certain products,” said Tom St. Dennis, CEO of FormFactor. “Exiting Q2, softening demand in the personal computer and mobile device markets and macroeconomic headwinds continue to temper our second half outlook.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through August 3, 2012, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 10463984. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:
This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM, Flash memory and system on chip, or SoC, devices and certain other semiconductor devices; global macroeconomic concerns; and the company’s ability to align its manufacturing structure and operating expenses with revenues. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year to Date
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011

Revenues	$54,813	$46,558	$89,619	$86,987
Cost of revenues	38,646	36,668	69,296	73,027
Gross profit	16,167	9,890	20,323	13,960

Operating expenses:
Research and development	10,935	10,878	21,782	22,438
Selling, general and administrative	11,531	11,154	22,679	23,541
Restructuring charges, net	136	(1,099)	103	(60)
Impairment of long-lived assets	61	—	229	351
Total operating expenses	22,663	20,933	44,793	46,270
Operating loss	(6,496)	(11,043)	(24,470)	(32,310)

Interest income, net	182	369	394	793
Other income (expense), net	546	584	956	210
Loss before income taxes	(5,768)	(10,090)	(23,120)	(31,307)
Provision for (benefit from) income taxes	(1,551)	(2,412)	(1,449)	(2,205)

Net loss	$(4,217)	$(7,678)	$(21,671)	$(29,102)

Net loss per share:
Basic and Diluted	$(0.08)	$(0.15)	$(0.44)	$(0.57)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	49,817	50,773	49,652	50,705

Reconciliation of Non-GAAP Net Loss:

	Three Months Ended		Year to Date
	June 30,	June 25,	June 30,	June 25,
	2012	2011	2012	2011

GAAP net loss	$(4,217)	$(7,678)	$(21,671)	$(29,102)
Stock-based compensation, net of related income-tax impact *	3,478	2,353	6,521	6,321
Restructuring charges, net of related income-tax impact *	136	(1,099)	103	(60)
Impairment of long-lived assets, net of related income-tax impact *	61	—	229	351
Income tax valuation allowance release	—	(2,450)	—	(2,450)
Non-GAAP net loss	$(542)	$(8,874)	$(14,818)	$(24,940)

Non-GAAP net loss per share:
Basic and Diluted	$(0.01)	$(0.17)	$(0.30)	$(0.49)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,817	50,773	49,652	50,705

*  There was no related income tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2012 and fiscal 2011 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$144,823	$139,049
Marketable securities	132,901	157,642
Accounts receivable, net	27,726	12,662
Inventories	20,507	18,092
Deferred tax assets	727	1,162
Prepaid expenses and other current assets	7,229	8,368
Total current assets	333,913	336,975
Restricted cash	317	317
Property, plant and equipment, net	34,225	35,132
Deferred tax assets	5,818	5,954
Other assets	4,081	4,693
Total assets	$378,354	$383,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,833	$9,731
Accrued liabilities	16,107	13,966
Income taxes payable	278	100
Deferred revenue	6,232	4,798
Total current liabilities	40,450	28,595
Long-term income taxes payable	1,337	4,112
Deferred rent and other liabilities	4,158	3,712
Total liabilities	45,945	36,419
Stockholders’ equity:
Common stock and capital in excess of par value	659,881	652,074
Accumulated other comprehensive income	2,321	2,700
Accumulated deficit	(329,793)	(308,122)
Total stockholders’ equity	332,409	346,652
Total liabilities and stockholders’ equity	$378,354	$383,071